UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


   Date of Report (Date of earliest event reported)     December 20, 1996
                                                        -----------------




                              FINANCIAL TRUST CORP
             (Exact name of registrant as specified in its charter)


        Pennsylvania                   0-10756               23-2229155
(State or other jurisdiction         (Commission          (I.R.S. Employer
     of incorporation)               File Number)       Identification Number)

    1415 Ritner Highway, Carlisle, Pennsylvania                  17013
      (Address of principal executive offices)                (Zip Code)

 Registrant's telephone number, including area code         (717) 243-8003
                                                            --------------

    ITEM 1.      CHANGES IN CONTROL OF REGISTRANT
                         Not Applicable



    ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS
                         Not Applicable



    ITEM 3.      BANKRUPTCY OR RECEIVERSHIP
                         Not Applicable



    ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
                         Not Applicable



    ITEM 5.      OTHER EVENTS
                         Keystone Financial, Inc. has signed a definitive agreement to acquire Financial Trust Corp. Under the terms of the agreement, each share of Financial Trust Corp will be converted into 1.65 shares of Keystone, pursuant to a fixed exchange ratio.



    ITEM 6.      RESIGNATIONS OF REGISTRANT'S DIRECTORS
                         Not Applicable

    ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS
                    (a)  Not Applicable

                    (b)  Not Applicable

                    (c)  Exhibits - Press release dated December 20, 1996



    ITEM 8.      CHANGE IN FISCAL YEAR
                         Not Applicable



                 Pursuant to the requirements of the Securities Exchange Act of
            1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                    Financial Trust Corp
                                                    --------------------
                                                        (Registrant)





                 December 23, 1996        By /s/ Bradley S. Everly
                 -----------------           ---------------------------------
                       (Date)                           (Signature)


                                                     Bradley S. Everly
                                                 Senior Vice President and
                                                  Chief Financial Officer

                                   Exhibit 1



PRESS RELEASE - For Immediate Release         For Further Information Contact:
                                              Ray L. Wolfe
         December 20, 1996                    (717) 241-7701

                      KEYSTONE FINANCIAL AGREES TO ACQUIRE
                              FINANCIAL TRUST CORP

     HARRISBURG, PA, December 20, 1996--Keystone Financial, Inc.,
(NM:NASDAQ:KSTN), the fifth largest bank holding company in Pennsylvania, today announced that it has signed a definitive agreement to acquire Financial Trust Corp, (NM:NASDAQ:FITC), Carlisle, PA.

     Financial Trust, a bank holding company with four member banks and approximately $1.2 billion in assets, operates 48 community offices in seven counties in Pennsylvania and Maryland. Financial Trust's banking subsidiaries include, Financial Trust Company, Carlisle, PA; Chambersburg Trust Company, Chambersburg, PA; First National Bank and Trust Company, Waynesboro, PA; and Washington County National Bank, Williamsport, MD. For the nine month period ended September 30, 1996, Financial Trust reported net income of $15.1 million, or $1.77 per share, which produced a return on average assets of 1.73% and a return on average equity of 14.20%.

     Under terms of the agreement, each share of Financial Trust will be converted into 1.65 shares of Keystone, pursuant to a fixed exchange ratio. Based on the $26.50 per share closing bid price of Keystone on December 19, 1996, the value per share of Financial Trust approximates $43.73 and aggregates $371 million.

     "Financial Trust is an outstanding banking organization, with a proud history of excellence in customer service and financial performance. The market area of Financial Trust, which is strong and growing, is an excellent fit with Keystone's existing franchise," Carl L. Campbell, president and chief executive officer of Keystone said. "Our association with Financial Trust significantly strengthens our market position in Central Pennsylvania and Maryland, and affords us opportunities to achieve operating economies and enhanced revenue growth arising from a wider distribution of our products and services. The merger is expected to contribute to earnings per share growth in 1998," he concluded.

     "Keystone is a super community banking organization committed to service to the customer and the community. This commitment has been an important ingredient in their success and should facilitate the smooth integration of our two institutions," Ray L. Wolfe, chairman and chief executive officer of Financial Trust commented. "Our complementary cultures and solid financial records, combined with the strength of Keystone's expanded product line, cause us to be excited about our future prospects," he concluded.

     The agreement is subject to approval by regulatory agencies and shareholders of both Financial Trust and Keystone Financial. Completion of the merger is expected during the first half of 1997. At that time, Mr. Wolfe will serve as chairman of the board of Keystone, and he and two other Financial Trust directors will join the Keystone Board of Directors. Concurrent with closing, Keystone expects to record a pre-tax charge of approximately $10 million to cover merger-related expenses.

     Keystone Financial has five member banks--American Trust Bank, N.A., Cumberland, MD; Frankford Bank, N.A., Horsham, PA; Mid-State Bank, Altoona, PA; Northern Central

Bank, Williamsport, PA; and Pennsylvania National Bank, Pottsville, PA -- which together operate 147 offices in Pennsylvania, Maryland and West Virginia. Keystone also operates several non-banking companies providing specialized services including Keystone Financial Mortgage Company, Lancaster, PA; Martindale Andres & Co., (asset management firm), West Conshohocken, PA; Keysone Dealer Finance Center, Williamsport, PA, and KeyCall Phone Banking Center, Cumberland, MD.

     Upon completion of the acquisition of Financial Trust and the previously announced acquisition of First Financial Corporation of Western Maryland, a thrift holding company headquartered in Cumberland, MD with approximately $345 million in assets, the assets of Keystone will increase 30% to approximately $6.7 billion and Keystone will operate over 200 offices in Pennsylvania, Maryland and West Virginia.

                                   Exhibit 1

                            Keystone Financial, Inc.
                         Acquisition of Financial Trust

Announcement Date:         December 20, 1996
Agreement Terms:           Keystone will issue Common Stock to each shareholder
                           of FITC, at a fixed exchange ratio of 1.65 shares of Keystone for each FITC share.

Accounting Method:         Pooling of interests
Approximate Deal Value:    $43.73/share   (1); $371 million aggregate
Multiples:                 Price/Earnings (2)         18.5  x
                           Price/Book     (3)          2.54 x
                           Price/Market                1.50 x

                                 Financial Trust
                                Financial History

($ in 000's)                            Nine Months
                                           ended
                                          9/30/96              1995              1994
                                          -------              ----              ----

Assets                                    $1,227,405        $1,138,437       $1,090,576
Loans                                        773,213           731,150          707,495
Allowance for Loan Losses                     11,343            11,038           11,268
Deposits                                     975,905           931,720          898,859
Equity                                       146,424           141,072          125,869
Provision for Credit Losses                      599               709              840
Net Income                                    15,102            18,135           16,429

ROAA                                            1.73%             1.64%            1.53%
ROAE                                           14.20%            13.81%           13.52%

Equity/Assets                                  11.93%            12.39%           11.54%
NIM                                             5.10%             5.06%            4.95%
Non-Interest Income/Revenues                    13.9%             13.0%            12.8%
Non-Interest Expense/Revenues                   52.1%             52.3%            53.9%

Non-Perfoming Assets (NPA)                    $1,592            $3,195           $3,456
NPA as % of Total Assets                        0.13%             0.28%            0.32%
Allowance/Loans                                 1.47%             1.51%            1.60%

Shares Outstanding                         8,495,595         8,541,987        8,542,331

---------------
(1) Keystone closing bid price as of December 19, 1996 was $26.50.
(2) EPS for nine months ended September 30, 1996 was $1.77 and was annualized.
(3) Book value at September 30, 1996 was $17.24.